 Exhibit 32.2

Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael J. Catelani, the Chief Operating Officer and Chief Financial Officer of Anixa Biosciences, Inc., hereby certifies that:

  The Company's Form 10-Q Quarterly Report for the period ended April 30, 2020 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Michael J. Catelani
Michael J. Catelani
Chief Operating Officer and
Chief Financial Officer
(Principal Financial and
June 9, 2020		Accounting Officer)